EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Hemlock Federal Financial Corporation
Oak Forest, Illinois

              We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Hemlock Federal Financial Corporation, pertaining to the Hemlock Federal Financial Corporation 1997 Recognition and Retention Plan of our report dated January 18, 2002, included in the Annual Report on Form 10-K for the year ended December 31, 2001.

                                                                                    /s/ CROWE, CHIZEK & COMPANY LLC

Oak Brook, Illinois
August 13, 2002